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                                                                    EXHIBIT 10.3

                      O'SULLIVAN INDUSTRIES HOLDINGS, INC.
                        1999 PREFERRED STOCK OPTION PLAN


     The 1999 Preferred Stock Option Plan (the "Plan") of O'SULLIVAN INDUSTRIES HOLDINGS, INC., a Delaware corporation (the "Company"), adopted by the board of directors of the Company on November 30, 1999, for executive and other key employees of the Company and its Subsidiaries, is intended to advance the best interests of the Company by providing those persons who have a substantial responsibility for its management and growth with additional incentives by allowing them to acquire an ownership interest in the Company and thereby encouraging them to contribute to the success of the Company and to remain in its employ.

     1. DEFINITIONS.

     For purposes of the Plan, except where the context clearly indicates otherwise, the following terms shall have the meanings set forth below:

     "Board" means the Board of Directors of the Company.

     "Business Day" means any day other than a Saturday or Sunday or a day on which commercial banks are required or authorized to close in New York, New York.

     "Certificate of Incorporation" means the Company's Certificate of Incorporation as in effect after consummation of the Merger and other transactions contemplated by the Merger Agreement, a copy of which is attached hereto as Exhibit A, as such may be amended, restated or modified from time to time.

     "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute.

     "Liquidation Value" means with respect to any share of Series A Preferred, as of any date of determination, the liquidation value thereof as determined in accordance with the Company's Certificate of Incorporation.

     "Options" shall have the meaning set forth in Article IV hereof.

     "Option Shares" means, collectively, (i) all shares of Series A Preferred issued or issuable upon the exercise of an Option, and (ii) any shares of the Company's capital stock issued with respect to the shares of Series A Preferred set forth in clause (i) by way of merger, consolidation, reclassification, stock split, reverse stock split, stock dividend or other recapitalization with respect to the Series A Preferred. Option Shares shall continue to be Option Shares in the hands of any holder other than Participant (including, without limitation, any Permitted Transferee of the Participant), except for the Company, or any transferee in an underwritten public offering registered under the Securities Act of 1933, as amended. Except as otherwise provided herein, each



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other holder of Option Shares will succeed to the rights and obligations attributable to the Participant as a holder of Option Shares hereunder.

     "Participant" shall mean any executive or other key employee of the Company who has been selected to participate in the Plan by the Board.

     "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

     "Series A Preferred" means the Company's Series A Junior Preferred Stock, par value $1.00 per share, having the rights and privileges set forth in the Certificate of Incorporation or if such outstanding Series A Junior Preferred Stock is hereafter changed into or exchanged for different securities of the Company, such other securities.

     "Subsidiary" means, with respect to any Person, any corporation, partnership, limited liability company, association or other business entity of which (i) if a corporation or a limited liability company, a majority of the total voting power of securities entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons shall be allocated a majority of partnership, association or other business entity gains or losses or shall be or control the managing director or general partner of such partnership, association or other business entity.

     2. ADMINISTRATION. The Plan shall be administered by the Board. Subject to the limitations of the Plan or any Option Agreement, the Board shall have the sole and complete authority to: (i) select Participants, (ii) grant Options to Participants in such forms and amounts as it shall determine, (iii) impose such limitations, restrictions and conditions upon such Options as it shall deem appropriate, (iv) interpret the Plan and adopt, amend and rescind administrative guidelines and other rules and regulations relating to the Plan, (v) correct any defect or omission or reconcile any inconsistency in the Plan or in any Option granted hereunder, and (vi) make all other determinations and take all other actions necessary or advisable for the implementation and administration of the Plan. The Board's determinations on matters within its authority shall be conclusive and binding upon the Participants, the Company and all other Persons. All expenses associated with the administration of the Plan shall be borne by the Company.

     3. LIMITATION ON AGGREGATE SHARES. The number of shares of Series A Preferred with respect to which options may be granted under the Plan (the "Options") and which may be issued upon the exercise thereof shall not exceed, in the aggregate 60,000 shares; provided, that the type and the aggregate number of shares which may be subject to Options shall be subject to adjustment in accordance with the provisions of paragraph 5(e) below, and further provided that



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to the extent any Options expire unexercised or are canceled, terminated or forfeited in any manner without the issuance of Series A Preferred thereunder, such shares shall again be available for issuance under the Plan. The 60,000 shares of Series A Preferred available under the Plan may be either authorized and unissued shares, treasury shares or a combination thereof, as the Board shall determine.

     4. AWARDS.

     (a) Options. The Board may grant Options to Participants in accordance with this Section 4.

     (b) Form of Option. Options granted under this Plan shall be nonqualified stock options, and are not intended to be "incentive stock options" within the meaning of Section 422 of the Code, subject to Section 83 of the Code.

     (c) Exercise Price. The Option exercise price per share of Series A Preferred (the "Exercise Price") shall be $50.00, or as otherwise set forth in the applicable Option Agreement.

     (d) Exercisability. Options shall be exercisable at such time or times as the Board shall determine at or subsequent to grant as set forth in the applicable Option Agreement.

     (e) Procedure for Exercise. Options shall be exercised in whole or in part by written notice to the Company (to the attention of the Company's Secretary) accompanied by payment in full of an amount (the "Option Price") equal to the product of (i) the Exercise Price for the applicable Options, multiplied by (ii) the number of Option Shares to be acquired and such other documents or instruments as the Committee shall specify in any Option Agreement. Payment of the Exercise Price may be made (i) in cash (including certified check, bank draft or money order or the equivalent acceptable to the Committee) or (ii) by a reduction in the number of shares of Series A Preferred to be delivered to Executive pursuant to such exercise of the Options by the number of shares of Series A Preferred, the Liquidation Value as of the date of exercise, less the aggregate exercise price, of which is equal to the Option Price that would otherwise be payable by the Executive to the Company in connection with such exercise.

     (f) Terms of Options. The Board shall determine the term of each Option, which term shall in no event exceed twenty-five years from the date of grant.

     5. GENERAL PROVISIONS.

     (a) Conditions and Limitations on Exercise. Options may be made exercisable in one or more installments, upon the happening of certain events, upon the passage of a specified period of time, upon the fulfillment of certain conditions or upon the achievement by the Company of certain performance goals, as the Board shall decide in each case when the Options are granted.

     (b) Written Agreement. Each Option granted hereunder to a Participant shall be embodied in a written agreement (an "Option Agreement") which shall be signed by the Participant and by the Chairman or the President of the Company for and in the name and on behalf of the



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Company and shall be subject to the terms and conditions of the Plan prescribed in the Option Agreement (including any terms and conditions which the Board shall deem necessary and desirable).

     (c) Nontransferability. Options may not be transferred other than by will or the laws of descent and distribution and, during the lifetime of the Participant to whom they were granted, may be exercised only by such Participant (or his legal guardian or legal representative). In the event of the death of a Participant, exercise of Options granted hereunder shall be made only:

          (i) by the executor or administrator of the estate of the deceased Participant or the Person or Persons to whom the deceased Participant's rights under the Option shall pass by will or the laws of descent and distribution; and

          (ii) to the extent that the deceased Participant was entitled thereto at the date of his death, unless otherwise provided by the Board in such Participant's Option Agreement.

     (d) Expiration of Options. In no event shall any part of any Option be exercisable after the date of expiration thereof, as determined by the Board pursuant to Section 4(f).

     (e) Adjustments. If and to the extent specified by the Board, the number of shares of Series A Preferred which may be issued pursuant to the exercise of Options shall be appropriately adjusted for any stock dividend, stock split, recapitalization, merger, consolidation or other recapitalization with respect to the Series A Preferred; provided, that any Options to purchase fractional shares of Series A Preferred resulting from any such adjustment shall be rounded to the nearest whole share. Adjustments under this Section 5(e) shall be made by the Board in its reasonable discretion, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. The issuance by the Company of shares of stock of any class, or options or securities exercisable or convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale, or upon the exercise of rights or warrants to subscribe therefor, or upon exercise or conversion of other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Series A Preferred then subject to any Options.

     (f) Employment. Nothing contained in this Plan or in any Option Agreement shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time nor confer upon any Participant any right to continue in the employ of the Company for any period of time or to continue his present (or any other) rate of compensation. No employee shall have a right to be selected as a Participant or, having been so selected, to be selected against as a Participant.

     (g) No Rights as Stockholder. No Participant by reason of holding any Option shall have rights as a stockholder with respect to shares of Series A Preferred subject to Options prior to the date of exercise of such Options and payment in full of the Exercise Price except to the extent set forth in any Option Agreement.




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     (h) Amendment, Suspension and Termination of Plan. The Board may suspend or terminate the Plan or any portion thereof at any time and may amend it from time to time in such respects as the Board may deem advisable; provided that no such amendment shall be made without stockholder approval to the extent such approval is required by law, agreement or the rules of any exchange upon which the Series A Preferred is listed, and no such amendment, suspension or termination shall impair the rights of Participants under outstanding Options without the consent of the Participants affected thereby. No Options shall be granted hereunder after the twenty-fifth anniversary of the adoption of the Plan.

     (i) Amendment, Modification and Cancellation of Outstanding Options. The Board may amend or modify any Option in any manner to the extent that the Board would have had the authority under the Plan initially to grant such Option; provided, that no such amendment or modification shall impair the rights of any Participant under any Option unless the holders of a majority of the aggregate number of Options (based upon the number of Option Shares to be obtained upon exercise) granted under the Plan consent to such amendment in writing and such amendment affects all grantees under the various Option Agreements similarly. With the Participant's consent, the Board may cancel any Option and issue a new Option to such Participant.

     (j) Indemnification. In addition to such other rights of indemnification as they may have as members of the Board, the members of the Board shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding; provided that any such Board member shall be entitled to the indemnification rights set forth in this Section 5(j) only if such member has acted in good faith and in a manner that such member reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such conduct was unlawful, and further provided that upon the institution of any such action, suit or proceeding a Board member shall give the Company written notice thereof and an opportunity, at its own expense, to handle and defend the same before such Board member undertakes to handle and defend it on his own behalf.


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